CERTIFICATE OF AMENDMENT

                                   OF

                      SCIENCE DYNAMICS CORPORATION



Science Dynamics Corporation, a corporation organized and existing under and by virtue of the General Corporation Laws of the State of Delaware, does hereby certify:

      FIRST:  That at a meeting of the Board of Directors of Science
Dynamics Corporation on March 20, 1986, a Resolution was duly adopted setting forth a proposed Amendment to add an entirely new Article 11 to the Articles of Incorporations of said corporation, declaring such Amendment to be advisable and calling a meeting of stockholders of said corporation for consideration thereof. The Resolution setting forth the proposed Amendment is as follows:

       "No person shall be personally liable to the corporation or its stockholders for any form of monetary damages for any breach of a director's fiduciary duty except (1) for breach of the director's duty of loyalty to the corporation or stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) pursuant to Section 174 of the Delaware Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit.
       No amendment or repeal of this article shall apply or have any effect on the alleged liability of any director with respect to any acts or omissions occurring prior to such amendment's effective date."


     SECOND: That thereafter, pursuant to Resolution of this Board of Directors, the regular annual meeting of the stockholders of the said corporation was duly called and held on April 22, 1987 upon proper notice of pendency of the said resolution in accordance with Section 222 of the general corporation law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

     THIRD: That the said Amendment was duly adopted in accordance with the provisions of Section 242 of the general corporation law of the State of Delaware.

     IN WITNESS WHEREOF, the said Science Dynamics Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Lyndon A. Keele as president, and Larrick B. Stapleton, as secretary, this 30th day of June, 1987.


	Corporate Seal


                               /s/ Lyndon A. Keele
                               ------------------------
                               Lyndon A. Keele,
                               President



                               /s/Larrick B. Stapelton
                               -----------------------
                               Larrick B. Stapelton,
                               Secretary